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                                  LICENSE AGREEMENT



    THIS AGREEMENT made this 28th day of July, 1989, by and between RICK
E. PETERS ("Grantor"), and ACTIVE ANKLE SYSTEMS, INC., a Kentucky Corporation ("Licensee").


    WHEREAS, Grantor has developed certain inventions, including U.S. Patent No. 4510927 entitled "Ankle Brace" and a to-be-filed U.S. Patient application for improvements thereto, and has developed and is in possession of certain know-how for an ankle brace system (collectively "Ankle System"); and

    WHEREAS, Licensee desires to acquire the right to make, use and sell the Ankle System within the License Area described below; and

    NOW, THEREFORE, Grantor and Licensee, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, agree as follows:

                                     I.  LICENSE

    Grantor hereby grants to Licensee, subject to the terms, conditions and limitations set forth herein, an exclusive license to make, have made, use and sell the Ankle System for the term hereof.

                                  II.  LICENSE AREA

    Licensee shall have the exclusive right to design, manufacture and distribute the Ankle System within a geographic area extending throughout the world (the "License Area").

                           III.  CONFIDENTIAL RELATIONSHIP

    Licensee acknowledges it has had no part in the creation or development of U.S. Patient No. 4510927.

    During the term of this Agreement, Grantor and Licensee and after the termination of this Agreement, Licensee shall treat as confidential and shall not divulge or disclose to, or use for the benefit of, any other person or entity, any proprietary and not publicly available information supplied by Grantor to Licensee.

    Licensee and Grantor agree that damages would be an insufficient remedy for the unauthorized use or disclosure of such information. Licensee and Grantor hereby agree that in addition to any other available legal or equitable remedies, each are entitled to injunctive relief in order to prevent any such use or disclosure. The non-breaching party shall be entitled to


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receive, in addition to any other relief or remedy granted, its costs and expenses incurred in seeking to enforce the terms of this Agreement, including reasonable attorneys' fees.

                                  IV.  INFRINGEMENT

    Licensee and Grantor shall promptly give written notice and full information to each other concerning any infringement or alleged infringement of the Ankle System, and of any and all legal proceedings, suits, actions, controversies and/or claims which are brought, made or threatened affecting or relating to the Ankle System. Licensee shall in the exercise of its reasonable business judgment enforce all proprietary rights in and to the Ankle System and defend all patents relating to the Ankle System against any such proceedings, suits, actions, controversies and/or claims. Grantor shall assist Licensee in the prosecution of any claim, proceeding or action intended to enforce or protect Grantor's and/or Licensee's rights to the Ankle System. Grantor shall have the duty to defend claims of infringement by third parties only to the extent of the consideration (or its value) received herein by Grantor as of the time the claim is asserted.

                                       V.  FEES

    In consideration of the issuance of this License and the services and covenants of Grantor set forth herein, Licensee shall transfer 490 shares of Active Ankle Systems, Inc.'s stock to Grantor, and shall pay the Grantor's reasonable attorney fees related to this license.

                                   VI.  ASSIGNMENT

    Except as provided herein, Licensee may not voluntarily, or by operation of law, sell, assign, transfer, convey, pledge, hypothecate or otherwise encumber this Agreement or any right or interest thereunder without Grantor's written consent, which will not be unreasonably withheld.

                               VII.  TERM OF AGREEMENT

    This Agreement shall remain in effect from the effective date hereof until expiration of the last patent relating to the Ankle System as granted hereunder, unless sooner terminated, and notwithstanding any event which would deem the patents invalid.

                                  VIII.  TERMINATION

    A. GROUNDS. At its option and without prejudice to any remedies it may otherwise have, Grantor may terminate this Agreement:

         1. Upon the breach of any of the provisions of this Agreement by Licensee, should such breach not be remedied within thirty (30) days after written notice of same has been given to Licensee.


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         2.   Upon the commencement of any liquidation proceeding by or against
Licensee, or the appointment of a receiver for the assets of Licensee; the making of an assignment for the benefit of creditors of Licensee; or a determination by any professional or governmental body suspending or terminating the rights to distribute the Ankle System by Licensee or any of its employees.

         3. Upon failure of Licensee to sell, distribute, issue or otherwise promote the Ankle System for one hundred eighty (180) consecutive working days, except if such failure is caused by an Act of God, force majeure or other unforeseeable event beyond Licensee's control, in which event the cause thereof shall be remedied by Licensee as promptly as possible.

    B. OBLIGATIONS ON TERMINATION. Immediately upon termination of this Agreement for any reason:

         1. All Licensee's rights as a Licensee shall terminate, and Licensee shall discontinue all development, advertising, distribution or other use of the Ankle System except that Licensee may sell its then remaining inventory.


         2. All rights, title and interest in and to the use of the Ankle System shall revert to and vest in Grantor.

         3. In addition to the provisions herein, it is agreed that following any termination of this Agreement by Grantor or Licensee, at Grantor's option and upon Grantor's transfer to Licensee of the 490 shares received in paragraph V hereof, the exclusive license covering U.S. Patent No. 4510927, entitled, "Ankle Brace" and to be filed a U.S. Patent application for improvements therein, shall become royalty bearing and Grantor shall be entitled to the following:

              5% of the first $1,000,000 net sales

              4% of the net sales between $1,100,001 - $2,000,000

              3% of the net sales greater than $2,000,001

                           IX.  GOVERNING LAW AND REMEDIES

    Any controversy or claim arising out of or relating to this Agreement, or its interpretation or enforcement, shall be interpreted in accordance with the Laws of the Commonwealth of Kentucky. Grantor shall be entitled to receive its costs and expenses incurred in bringing or defending any claim arising hereunder in which Grantor prevails, such costs and expenses to include reasonable attorneys' fees.


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                                      X.  WAIVER

    No failure of Grantor to exercise, or the partial exercise of, any right or power given to it hereunder or failure to demand strict compliance by Licensee with any term, condition, covenant or other obligation hereof, and no practice of the parties at variance with the terms hereof, shall constitute a waiver of Grantor's rights to demand exact compliance with the terms hereof or preclude Grantor from the exercise of any other right or remedy. Any waiver of a default hereunder shall be in writing and shall not operate as a waiver of any other default or the same default on a future occasion.

                                XI.  INVALID PROVISION

    If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect.

                                     XII.  NOTICE

    All notices hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mail by registered or certified mail, return receipt requested, if to Grantor addressed to his home or such other address as Grantor shall designate in writing and if to Licensee and/or its partners or shareholders at the address(es) of Licensee herein set forth or such other address(es) as Licensee or such partner or shareholder shall designate to Grantor in writing.

                          XIII.  BENEFITS AND BINDING EFFECT

    This Agreement shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of Licensee and Grantor, except as otherwise expressly provided herein.


                 XIV.  NOT A SECURITY AND NO BUSINESS REPRESENTATIONS

    Licensee understands that the success of the business venture undertaken by Licensee hereunder depends largely upon the ability of Licensee and Licensee's partners, stockholders, officers, directors, employees and/or agents to operate as independent businessmen. Licensee expressly disclaims receipt of any warranty, claim or representation, express or implied, as to the potential success or profitability of the business venture herein contemplated, or as to the efficacy of the Ankle System in making the business venture profitable without substantial effort by Licensee and/or Licensee's partners, stockholders, officers, directors, employees and agents.

    Licensee acknowledges that no person has made any other representation which is not expressly set forth herein in order to induce Licensee to execute this Agreement. Licensee


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recognizes and acknowledges that any financial and sales information regarding
Grantor's existing licenses provided to Licensee by Grantor is not indicative of performance to be attained by Licensee.

                         XV.  REPRESENTATIONS AND WARRANTIES

    Grantor hereby warrants and represents that:

         (1) To the knowledge and belief of Grantor, it has the exclusive rights in and for the use of the Ankle System, including the right to license others and to enter into this Agreement;

         (2) To the knowledge and belief of Grantor, such rights of Grantor and the exclusive license and rights granted to Licensee hereunder, do not infringe upon any rights whatsoever of any person or, to the knowledge of Grantor any claimed rights whatsoever of any person;

         (3) Grantor has not granted or permitted, and during the term of this Agreement, Grantor will not grant or permit to any person other than Licensee, any license or right, whether or not exclusive, and Grantor has not, and during the term of this Agreement, will not, enter into any Agreement or arrangement with any such person, to use the Ankle System in any way which conflicts with the exclusive license and rights granted to Licensee hereunder;

         (4) To the knowledge and belief of Grantor, no person is presently using the Ankle System for any purpose which conflicts with the exclusive license and right granted to Licensee hereunder, and Grantor does not know of any actual or threatened infringement or violation by any person of Grantor's rights in the Ankle System or of the exclusive license and rights granted to Licensee hereunder, or any imitation by any person of the Ankle System; and

         (5) Grantor will use its best efforts to maintain and protect the Ankle System and his rights therein.

    The warranties, representations and undertakings in Article XV shall survive the expiration or any termination of this Agreement.

                                XVI.  ENTIRE AGREEMENT

    This License Agreement contains the entire understanding of the parties, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be given any force and effect. No representations or warranties except those contained herein have been made.



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    IN WITNESS WHEREOF, the parties have executed this Agreement in multiple copies, each of which shall be deemed an original.

                                  GRANTOR:




                                  ____________________________________
                                  RICK E. PETERS


                                  LICENSEE:
                                  ACTIVE ANKLE SYSTEMS, INC.




                                  BY:_________________________________


ATTEST:




BY:______________________________

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